UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2012

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 308-4200

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 20, 2012, SMF Energy Corporation (the “Company”) entered into an Interim Management and Restructuring Services Chief Restructuring Officer Engagement Letter Agreement (the “Engagement Letter”) with Kapila & Company, Certified Public Accountants (“K&C”), to provide financial and restructuring advisory services to the Company in connection with the Company’s appointment of Soneet Kapila of K&C as its Chief Restructuring Officer (“CRO”).

As provided in the Engagement Letter, the Company paid K&C an initial retainer in the amount of $100,000. As compensation for K&C’s services, the Company will pay K&C fees at the hourly billing rate of $500 for services performed by Mr. Kapila and hourly rates between $100 and $400 for other accounting and consulting personnel. In addition, the Company will reimburse K&C for all actual out-of-pocket expenses incurred in connection with the provision of its services to the Company. The Engagement Letter may be terminated upon five days written notice at any time by either the Company or K&C.

See Item 2.02 of this Report below for a description of the terms of the Engagement Letter relating to the duties and authority of the CRO, which description is incorporated herein by reference.

The foregoing summary of the material terms and conditions of the Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Engagement Letter, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

A press release announcing the appointment of Mr. Kapila and the retention of K&C was issued on March 22, 2012, is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On March 16, 2012, the Company issued a press release announcing that, in light of a substantial reduction in projected sales revenue and earnings for the current fiscal quarter and future periods resulting from a decision to change its pricing structure, its Board of Directors had determined to suspend the Company’s quarterly dividend program until further notice. The Company’s lower revenue and earnings are also expected to cause the Company to reverse its prior recognition as income, in the quarter ended December 31, 2011, of a realizable net deferred tax asset of approximately $3.7 million. The Company also announced that it now expects to report a loss for the quarters ending March 31, 2012, and June 30, 2012, and for the year ending June 30, 2012. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The Company is in the process of evaluating the impact, if any, that these matters may have on the Company’s previously issued financial statements.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. On March 20, 2012, Mr. Soneet R. Kapila, age 59, was appointed to serve as the Chief Restructuring Officer (“CRO”) of the Company. According to the Engagement Letter, the CRO has the combined power and authority of all senior management personnel of the Company, including the chief executive officer, chief operating officer and chief financial officer of the Company except that the CRO’s authority is expressly limited to require the consent and approval of the Board of Directors of the Company (the “Board”) in those instances where a chief executive officer would ordinarily require Board consent and approval.

The Engagement Letter also directs the CRO to perform a financial review of the Company, including but not limited to a review and assessment of financial information that has been, and that will be, provided by the Company to the public or its creditors, including without limitation its short and long-term projected cash flows, and to assist the Company in developing, refining and implementing its business plans. Subject to the consent and approval of the Board in those instances where a Chief Executive Officer would require Board consent and approval, the CRO is authorized and directed to implement such business plans, to identify and implement cost reduction and operations improvement opportunities, to develop possible restructuring plans or strategic alternatives for maximizing the enterprise value of the Company’s various business lines, to determine which plan(s) or alternative(s) are appropriate under the circumstances, to use commercially reasonable efforts to attempt to implement such plan(s) or alternative(s), to assist in identifying strategic alternatives and to negotiate with potential merger or business partners, with potential acquirers of some or all of the Company’s assets and with current or potential new lenders.

The CRO will continue to be employed by K&C while rendering services to the Company and will continue to work with other personnel at K&C in connection with other unrelated matters so long as they do not unduly interfere with the CRO services provided pursuant to the Engagement Letter. The Company also agrees to indemnify Mr. Kapila and K&C in connection with the performance of their services under the Engagement Letter to the extent permitted by applicable law.

Mr. Kapila has been a partner at K&C since he founded it in 1993. K&C is a certified public accounting firm with a practice encompassing forensic investigation & analysis, distressed business restructuring, business valuations, litigation support services, lost profits and damages analysis, business analysis and bankruptcy, insolvency and tax consulting. Mr. Kapila regularly advises clients about the operation of distressed businesses.

There are no family relationships between Mr. Kapila and any director or executive officer of the Company. There are no related-party transactions between the Company and Mr. Kapila reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K as referenced therein.

Per the Engagement Letter, Mr. Kapila will serve as CRO of the Company until such time as he is removed by the Board or he resigns his position, in each case, upon prior written notice pursuant to the termination requirements of the Engagement Letter.

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The foregoing description of certain terms and conditions of the Engagement Letter does not purport to be complete and is qualified in its entirety by reference to Item 1.01 of this Report and to the full text of the Engagement Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2. On March 16, 2012, the Company announced that Mark W. Smith, who first joined the Board as an outside Board member on February 7, 2012, has resigned from the Board of Directors, including his position as Chairman of the Audit Committee of the Board.

Also on March 16, 2012, Steven R. Goldberg resigned his position as the Company’s President and Chief Executive Officer. Mr. Goldberg remains a member of the Company’s Board of Directors. In addition, Mr. Goldberg has been engaged by the Company’s Board of Directors to assist the Company in its pursuit of strategic alternatives, including potential business combinations and the development of new business partnerships.

On March 16, 2012, Robert W. Beard, age 58, was appointed as the Company’s President and Chief Operating Officer. Mr. Beard has been the Company’s Senior Vice President, Operations & Sales, since 2010, responsible for all fleet and facility operations and its marketing and sales operations. He had previously served as Senior Vice President, Marketing & Sales, of the Company and as its Investor Relations Officer since December 2006, when he was responsible for marketing and sales operations and investor relations. From July 2005 to December 2006, he was Vice President, Corporate Development, and Investor Relations Officer responsible for product line strategy and development, and for vendor, investor and public relations. Before joining the Company, he was employed by Cendian Corporation, a chemical logistics subsidiary of Eastman Chemical Company, as Group Director of Client Development and Sales Support from 2004 to July 2005 and as Director of Business Marketing from 2001 to 2004. Mr. Beard was Senior Manager, Field Marketing for Ryder System, Inc. from 1994 to 2001. From 1986 to 1994, he was the Vice President of Marketing for Comdata Corporation. From 1985 to 1986, he was Manager of Vendor Relations for First Data Resources, a Division of American Express Travel Related Services Company. Mr. Beard also was employed by Ryder Systems from 1977 to 1985, serving in a number of positions including Manager, Vendor Relations, and as a General Manager and a Controller in its Truckstops of America Division.

On March 22, 2012, the Company announced that Peter H. Woodward has been appointed Chairman of the Audit Committee of the Board of Directors, and that C. Rodney O’Connor has been named Chairman of the Board. Larry S. Mulkey has stepped down from the Board Chairman position but will remain a member of the Board.

The information set forth in this Item 5.02 was previously announced in the Company’s press releases dated March 16, 2012, and March 22, 2012, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Interim Management and Restructuring Services Chief Restructuring Officer Engagement Letter Agreement, dated March 20, 2012, between the Company and Kapila & Company.
99.1 99.2	Press release of SMF Energy Corporation, dated March 16, 2012. Press release of SMF Energy Corporation, dated March 22, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2012	SMF ENERGY CORPORATION

	By:	\s\ Robert W. Beard
Robert W. Beard,
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Interim Management and Restructuring Services Chief Restructuring Officer Engagement Letter Agreement, dated March 20, 2012, between the Company and Kapila and Company.
99.1 99.2	Press release of SMF Energy Corporation, dated March 16, 2012. Press release of SMF Energy Corporation, dated March 22, 2012.